Exhibit 99.7

REVOCABLE PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY FIRST BANCSHARES, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [MEETING DATE]

The undersigned hereby appoints all of the members of the Board of Directors of Community First Bancshares, Inc., and each of them individually, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Community First Bancshares, Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at [meeting location], at [meeting time], Eastern time, on [meeting date], as follows:

	FOR	AGAINST	ABSTAIN

1.  The approval of the Plan of Conversion and Reorganization pursuant to which: (a) Community First Bancshares, MHC and Community First Bancshares, Inc. will convert and reorganize from the mutual holding company structure to the stock holding company structure; (b) Affinity Bancshares, Inc., a Maryland corporation, will become the holding company for Newton Federal Bank; (c) the outstanding shares of common stock of Community First Bancshares, Inc., other than those owned by Community First Bancshares, MHC, will be converted into shares of common stock of Affinity Bancshares, Inc.; and (d) Affinity Bancshares, Inc. will offer shares of its common stock for sale in a subscription offering, and, if necessary, a community offering and/or syndicated community offering; and

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2.  The approval of the adjournment of the Special Meeting of Stockholders, if necessary, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting of Stockholders to approve the Plan of Conversion and Reorganization; and

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The following informational proposals:

3.  The approval of a provision in Affinity Bancshares, Inc.’s Articles of Incorporation requiring a super-majority vote of stockholders to approve certain amendments to the Articles of Incorporation; and

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4.  The approval of a provision in Affinity Bancshares, Inc.’s Articles of Incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Affinity Bancshares, Inc.’s Bylaws; and

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Such other business that may properly come before the Special Meeting of Stockholders.

The Board of Directors unanimously recommends a vote “FOR” each of the above proposals.

THE PROVISIONS OF AFFINITY BANCSHARES, INC.’S ARTICLES OF INCORPORATION THAT ARE SUMMARIZED AS INFORMATIONAL PROPOSALS 3 AND 4 WERE APPROVED BY THE BOARD OF DIRECTORS OF COMMUNITY FIRST BANCSHARES, INC. AS PART OF THE PROCESS BY WHICH THE BOARD OF DIRECTORS APPROVED THE PLAN OF CONVERSION AND REORGANIZATION. THESE PROPOSALS ARE INFORMATIONAL ONLY, BECAUSE FEDERAL REGULATIONS GOVERNING MUTUAL-TO-STOCK CONVERSIONS DO NOT PROVIDE FOR VOTES ON MATTERS OTHER THAN THE PLAN OF CONVERSION AND REORGANIZATION. WHILE YOUR VOTE IS SOLICITED WITH RESPECT TO EACH INFORMATIONAL PROPOSAL, THE PROPOSED PROVISIONS FOR WHICH AN INFORMATIONAL VOTE IS SOLICITED MAY BECOME EFFECTIVE IF STOCKHOLDERS APPROVE THE PLAN OF CONVERSION AND REORGANIZATION, REGARDLESS OF WHETHER STOCKHOLDERS VOTE TO APPROVE ANY OR ALL OF THE INFORMATIONAL PROPOSALS.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED FOR ONE OR MORE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED BY THE PROXY COMMITTEE OF THE BOARD OF DIRECTORS IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS.

Should the above-signed be present and elect to vote at the Special Meeting of Stockholders or at any adjournment thereof and after notification to the Secretary of Community First Bancshares, Inc. at the Special Meeting of Stockholders of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Community First Bancshares, Inc. at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later-dated and executed proxy before a vote being taken on a particular proposal at the Special Meeting of Stockholders.

The above-signed acknowledges receipt from Community First Bancshares, Inc. before the execution of this proxy of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus dated [proxy date].

Dated:	☐	Check Box if You Plan to Attend the Special Meeting of Stockholders

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign, but only one holder is required to sign.

Please complete, sign and date this proxy card and return it in the enclosed postage-prepaid envelope today.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus dated [proxy date], and Proxy Card are available at                                           .